Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Relations:	Media:
July 29, 2015	Kurt Ogden	Gary Chapman
The Woodlands, TX	(801) 584-5959	(281) 719-4324
NYSE: HUN

HUNTSMAN RELEASES SECOND QUARTER 2015 RESULTS;

ADJUSTED EARNINGS PER SHARE IMPROVES MORE THAN 50%

COMPARED TO THE FIRST QUARTER

Second Quarter 2015 Highlights

•                 Adjusted EBITDA was $385 million compared to $363 million in the prior year period and $285 million in the prior quarter.

•                 Adjusted diluted income per share was $0.63 compared to $0.59 in the prior year period and $0.40 in the prior quarter.

•                 Net income attributable to Huntsman Corporation was $29 million compared to net income of $119 million in the prior year period and $5 million in the prior quarter.

•                 The stronger U.S. dollar reduced adjusted EBITDA by an estimated $49 million compared to the prior year period.

•                 Extended planned maintenance at our Port Neches, TX facility reduced adjusted EBITDA in the second quarter 2015 by approximately $35 million.

	Three months ended			Six months ended
	June 30,		March 31,	June 30,
In millions, except per share amounts, unaudited	2015	2014	2015	2015	2014

Revenues	$2,740	$2,988	$2,589	$5,329	$5,743

Net income attributable to Huntsman Corporation	$29	$119	$5	$34	$173
Adjusted net income(1)	$155	$145	$98	$253	$250

Diluted income per share	$0.12	$0.48	$0.02	$0.14	$0.71
Adjusted diluted income per share(1)	$0.63	$0.59	$0.40	$1.02	$1.02

EBITDA(1)	$216	$327	$159	$375	$588
Adjusted EBITDA(1)	$385	$363	$285	$670	$692

See end of press release for footnote explanations

The Woodlands, TX — Huntsman Corporation (NYSE: HUN) today reported second quarter 2015 results with revenues of $2,740 million and adjusted EBITDA of $385 million.

Peter R. Huntsman, our President and CEO, commented:

“Our Performance Products and Advanced Materials businesses continue to demonstrate remarkable earnings. Combined, these businesses represent approximately 50% of our adjusted EBITDA; they have EBITDA margins of approximately 20% and low earnings volatility. Their EBITDA grew approximately 20% compared to the prior year and we have growth projects in place for these businesses that are expected to deliver an additional $100 million over the next couple of years.

Notwithstanding EBITDA headwinds in the second quarter 2015 such as $49 million from foreign currency and $35 million from the extended maintenance outage at our Port Neches, TX facility, our earnings are growing. We are delivering on our announced restructuring savings and growth projects.  Our aggressive efforts to deliver $200 million of synergy and restructuring savings within our Pigments and Additives division by the middle of 2016 are progressing on-time and according to plan.”

Segment Analysis for 2Q15 Compared to 2Q14

Polyurethanes

The decrease in revenues in our Polyurethanes division for the three months ended June 30, 2015 compared to the same period in 2014 was primarily due to a planned maintenance outage at our PO/MTBE facility in Port Neches, Texas that extended into the second quarter of 2015 and lower average selling prices.  PO/MTBE sales volumes decreased due to the planned maintenance outage.  MDI sales volumes increased due to improved demand in the European region primarily due to improved demand within the insulation, composite wood products and automotive markets.    PO/MTBE average selling prices decreased in-line with lower pricing for high octane gasoline.  MDI average selling prices decreased in response to lower raw material costs and the foreign currency exchange impact of a stronger U.S. dollar against major European currencies.  The decrease in adjusted EBITDA was primarily due to lower PO/MTBE earnings, partially offset by higher MDI contribution margins.  We estimate the reduction to adjusted EBITDA from the planned PO/MTBE maintenance outage was approximately $30 million within this division in the second quarter 2015.

Performance Products

The decrease in revenues in our Performance Products division for the three months ended June 30, 2015 compared to the same period in 2014 was due to lower sales volumes and lower average selling prices.  Sales volumes decreased primarily due to the sale of our European commodity surfactants business at the end of the second quarter 2014 although sales volumes increased 2% excluding the impact of this sale.  Average selling prices decreased in response to lower raw material costs and the foreign currency exchange impact of a stronger U.S. dollar against major European currencies.  The increase in adjusted EBITDA was primarily due to higher contribution margins in our amines and upstream intermediate businesses.

Advanced Materials

The decrease in revenues in our Advanced Materials division for the three months ended June 30, 2015 compared to the same period in 2014 was primarily due to lower sales volumes.  Sales volumes decreased primarily due to the de-selection of certain business and our restructuring efforts.  Average selling prices increased on a local currency basis due to certain price increase initiatives and our focus on higher value markets, but were more than offset by the foreign currency exchange impact of a stronger U.S. dollar against major European currencies.  The increase in adjusted EBITDA was primarily due to higher contribution margins from our focus on higher value business and lower fixed costs.

Textile Effects

The decrease in revenues in our Textile Effects division for the three months ended June 30, 2015 compared to the same period in 2014 was due to lower average selling prices and lower sales volumes.  Average selling prices decreased primarily due to the impact of a stronger U.S. dollar against major European currencies.  Sales volumes decreased primarily due to the de-selection of lower value business and destocking within the fibers and dyes supply chain.  The increase in adjusted EBITDA was primarily due to higher contribution margins from our focus on higher value business and lower fixed costs.

Pigments and Additives

Pro forma for the acquisition of Rockwood Performance Additives and Titanium Dioxide businesses, revenues decreased in our Pigments and Additives division for the three months ended June 30, 2015 compared to the same period in 2014 due to lower sales volumes and lower average selling prices.  Sales volumes decreased primarily as a result of lower end use demand in Europe and North America.  Average selling prices decreased primarily as a result of high titanium dioxide industry inventory levels and the foreign currency exchange impact of a stronger U.S. dollar against major European currencies.  The decrease in pro forma adjusted EBITDA was primarily due to lower contribution margins for titanium dioxide.

Corporate, LIFO and Other

Adjusted EBITDA from Corporate, LIFO and Other improved by $16 million to a loss of $31 million for the three months ended June 30, 2015 compared to a loss of $47 million for the same period in 2014.  The increase in adjusted EBITDA was primarily the result of a benefit from LIFO inventory valuation income of $9 million and an increase in income from benzene sales of $5 million.

Liquidity, Capital Resources and Outstanding Debt

As of June 30, 2015, we had $1,418 million of combined cash and unused borrowing capacity compared to $1,601 million at December 31, 2014.

Total capital expenditures for the three months ended June 30, 2015 were $147 million.  We expect to spend approximately $525 million on base capital expenditures in 2015, net of reimbursements.  In addition, in 2015 we expect to spend approximately $100 million combined on our new Chinese MDI facility, the completion of our Augusta, Georgia color pigments facility and replacement of Rockwood computer systems.

Based on the preliminary allocation of the purchase accounting for the Rockwood Performance Additives and Titanium Dioxide businesses, we expect our annual depreciation and amortization rate to be approximately $400 million.

Income Taxes

During the three months ended June 30, 2015, we recorded an income tax expense of $34 million and paid $19 million in cash for income taxes.  Our adjusted effective income tax rate for the three months ended June 30, 2015 was 32%.

We expect our 2015 and long term adjusted effective tax rate to be approximately 30%.

Earnings Conference Call Information

We will hold a conference call to discuss our second quarter 2015 financial results on Wednesday, July 29, 2015 at 10:00 a.m. ET.

Call-in numbers for the conference call:

U.S. participants	(888) 713 - 4211
International participants	(617) 213 - 4864
Passcode	43780722

In order to facilitate the registration process, you may use the following link to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. You may pre-register at any time, including up to and after the call start time. To pre-register, please go to: https://www.theconferencingservice.com/prereg/key.process?key=PWX3M7V4U

Webcast Information

The conference call will be available via webcast and can be accessed from the company’s website at ir.huntsman.com.

Replay Information

The conference call will be available for replay beginning July 29, 2015 and ending August 5, 2015.

Call-in numbers for the replay:

U.S. participants	(888) 286 - 8010
International participants	(617) 801 - 6888
Replay code	27138577

Upcoming Conferences

During the third quarter a member of management will present at the Jefferies Industrials Conference, August 11, 2015.  A webcast of the presentation, if applicable, along with accompanying materials will be available at ir.huntsman.com.

Table 1 — Results of Operations

	Three months ended		Six months ended
	June 30,		June 30,
In millions, except per share amounts, unaudited	2015	2014	2015	2014

Revenues	$2,740	$2,988	$5,329	$5,743
Cost of goods sold	2,191	2,483	4,330	4,788
Gross profit	549	505	999	955
Operating expenses	289	276	569	537
Restructuring, impairment and plant closing costs	114	13	207	52
Operating income	146	216	223	366
Interest expense	(53)	(51)	(109)	(99)
Equity in income of investment in unconsolidated affiliates	3	2	5	4
Loss on early extinguishment of debt	(20)	—	(23)	—
Other (expense) income	(1)	—	(2)	1
Income before income taxes	75	167	94	272
Income tax expense	(34)	(43)	(36)	(79)
Income from continuing operations	41	124	58	193
Loss from discontinued operations, net of tax(3)	(2)	—	(4)	(7)
Net income	39	124	54	186
Net income attributable to noncontrolling interests, net of tax	(10)	(5)	(20)	(13)
Net income attributable to Huntsman Corporation	$29	$119	$34	$173

Adjusted EBITDA(1)	$385	$363	$670	$692

Adjusted net income(1)	$155	$145	$253	$250

Basic income per share	$0.12	$0.49	$0.14	$0.72
Diluted income per share	$0.12	$0.48	$0.14	$0.71
Adjusted diluted income per share(1)	$0.63	$0.59	$1.02	$1.02

Common share information:
Basic shares outstanding	244.1	241.8	244.0	241.3
Diluted shares	247.5	245.7	247.3	245.0
Diluted shares for adjusted diluted income per share	247.5	245.7	247.3	245.0

See end of press release for footnote explanations

Table 2 — Results of Operations by Segment

	Three months ended			Six months ended
	June 30,		Better /	June 30,		Better /
In millions, unaudited	2015	2014	(Worse)	2015	2014	(Worse)

Segment Revenues:
Polyurethanes	$995	$1,310	(24)%	$1,885	$2,510	(25)%
Performance Products	675	833	(19)%	1,331	1,598	(17)%
Advanced Materials	282	324	(13)%	572	643	(11)%
Textile Effects	216	248	(13)%	422	472	(11)%
Pigments & Additives	592	340	74%	1,164	658	77%
Eliminations and other	(20)	(67)	70%	(45)	(138)	67%

Total	$2,740	$2,988	(8)%	$5,329	$5,743	(7)%

Segment Adjusted EBITDA(1):
Polyurethanes	$159	$197	(19)%	$264	$364	(27)%
Performance Products	141	115	23%	262	233	12%
Advanced Materials	58	53	9%	116	99	17%
Textile Effects	23	22	5%	40	38	5%
Pigments & Additives	35	23	52%	56	49	14%
Corporate, LIFO and other	(31)	(47)	34%	(68)	(91)	25%

Total	$385	$363	6%	$670	$692	(3)%

See end of press release for footnote explanations

Table 3 — Pro Forma (2) Results of Operations by Segment

	Three months ended			Six months ended
	June 30,		Better /	June 30,		Better /
In millions, unaudited, pro forma	2015	2014	(Worse)	2015	2014	(Worse)

Segment Revenues:
Polyurethanes	$995	$1,318	(25)%	$1,885	$2,525	(25)%
Performance Products	675	833	(19)%	1,331	1,598	(17)%
Advanced Materials	282	324	(13)%	572	643	(11)%
Textile Effects	216	248	(13)%	422	472	(11)%
Pigments & Additives	592	740	(20)%	1,164	1,429	(19)%
Eliminations and other	(20)	(67)	70%	(45)	(138)	67%

Pro forma total	$2,740	$3,396	(19)%	$5,329	$6,529	(18)%

Segment Adjusted EBITDA(1):
Polyurethanes	$159	$199	(20)%	$264	$368	(28)%
Performance Products	141	115	23%	262	233	12%
Advanced Materials	58	53	9%	116	99	17%
Textile Effects	23	22	5%	40	38	5%
Pigments & Additives	35	79	(56)%	56	152	(63)%
Corporate, LIFO and other	(31)	(47)	34%	(68)	(91)	25%

Pro forma total	$385	$421	(9)%	$670	$799	(16)%

See end of press release for footnote explanations

Table 4 — Factors Impacting Sales Revenues

	Three months ended
	June 30, 2015 vs. 2014
	Average Selling Price(a)
	Local	Exchange	Sales Mix	Sales
Unaudited	Currency	Rate	& Other(c)	Volume(b)	Total

Polyurethanes	(9)%	(7)%	8%	(16)%	(24)%
Performance Products	(6)%	(6)%	(4)%	(3)%	(19)%
Advanced Materials	2%	(9)%	(2)%	(4)%	(13)%
Textile Effects	(3)%	(6)%	3%	(7)%	(13)%
Pigments & Additives	(10)%	(10)%	99%	(5)%	74%
Total Company	(5)%	(8)%	15%	(10)%	(8)%

	Six months ended
	June 30, 2015 vs. 2014
	Average Selling Price(a)
	Local	Exchange	Sales Mix	Sales
Unaudited	Currency	Rate	& Other(c)	Volume(b)	Total

Polyurethanes	(7)%	(6)%	7%	(19)%	(25)%
Performance Products	(4)%	(5)%	(2)%	(6)%	(17)%
Advanced Materials	3%	(8)%	(1)%	(5)%	(11)%
Textile Effects	3%	(6)%	1%	(9)%	(11)%
Pigments & Additives	(9)%	(9)%	102%	(7)%	77%
Total Company	(4)%	(7)%	16%	(12)%	(7)%

(a) Excludes sales from tolling arrangements, by-products and raw materials.

(b) Excludes sales from by-products and raw materials.

(c) Includes full revenue impact from the October 1, 2014 acquisition of the Performance Additives and Titanium Dioxide businesses of Rockwood Holdings, Inc.

Table 5 — Factors Impacting Pro Forma (2) Sales Revenues

	Three months ended
	June 30, 2015 vs. 2014
	Average
	Selling	Sales Mix	Sales
Unaudited, pro forma	Price(a)	& Other	Volume(b)		Total

Polyurethanes	(16)%	7%	(4)%	(c)	(13)%
Performance Products	(12)%	(4)%	2%	(d)	(14)%
Advanced Materials	(7)%	(2)%	—	(e)	(9)%
Textile Effects	(9)%	3%	(7)%		(13)%
Pigments & Additives	(20)%	2%	(2)%		(20)%
Total Company	(15)%	6%	(2)%		(11)%

	Six months ended
	June 30, 2015 vs. 2014
	Average
	Selling	Sales Mix	Sales
Unaudited, pro forma	Price(a)	& Other	Volume(b)	Total

Polyurethanes	(13)%	7%	(19)%	(25)%
Performance Products	(9)%	(2)%	(6)%	(17)%
Advanced Materials	(5)%	(1)%	(5)%	(11)%
Textile Effects	(3)%	1%	(9)%	(11)%
Pigments & Additives	(19)%	2%	(2)%	(19)%
Total Company	(13)%	7%	(12)%	(18)%

(a) Excludes sales from tolling arrangements, by-products and raw materials.

(b) Excludes sales from by-products and raw materials.

(c) Excludes volume impact from planned maintenance at our PO/MTBE facility in 2Q15.

(d) Excludes volume impact from closure of European surfactants plant in 2Q14.

(e) Excludes volume impact from de-selection of lower margin business.

Table 6 — Reconciliation of U.S. GAAP to Non-GAAP Measures

			Income Tax		Net Income		Diluted Income
	EBITDA		Expense		Attrib. to HUN Corp.		Per Share
	Three months ended		Three months ended		Three months ended		Three months ended
	June 30,		June 30,		June 30,		June 30,
In millions, except per share amounts, unaudited	2015	2014	2015	2014	2015	2014	2015	2014

GAAP(1)	$216	$327	$(34)	$(43)	$29	$119	$0.12	$0.48
Adjustments:
Acquisition and integration expenses, purchase accounting adjustments	12	9	(3)	(2)	9	7	0.04	0.03
Loss from discontinued operations, net of tax(3)	1	2	N/A	N/A	2	—	0.01	—
Loss (gain) on disposition of businesses/assets	1	(2)	—	1	1	(1)	—	—
Loss on early extinguishment of debt	20	—	(7)	—	13	—	0.05	—
Certain legal settlements and related expenses	1	2	(1)	—	—	2	—	0.01
Amortization of pension and postretirement actuarial losses	19	12	(5)	(4)	14	8	0.06	0.03
Restructuring, impairment, plant closing and transition costs	115	13	(28)	(3)	87	10	0.35	0.04
Adjusted(1)	$385	$363	$(78)	$(51)	$155	$145	$0.63	$0.59

Adjusted income tax expense					78	51
Net income attributable to noncontrolling interests, net of tax					10	5
Adjusted pre-tax income(1)					$243	$201
Adjusted effective tax rate					32%	25%

		Income Tax	Net Income	Diluted Income
	EBITDA	Expense	Attrib. to HUN Corp.	Per Share
	Three months ended	Three months ended	Three months ended	Three months ended
	March 31,	March 31,	March 31,	March 31,
In millions, except per share amounts, unaudited	2015	2015	2015	2015

GAAP(1)	$159	$(2)	$5	$0.02
Adjustments:
Acquisition and integration expenses, purchase accounting adjustments	9	(2)	7	0.03
Loss from discontinued operations, net of tax(3)	1	N/A	2	0.01
Loss on early extinguishment of debt	3	(1)	2	0.01
Certain legal settlements and related expenses	1	—	1	—
Amortization of pension and postretirement actuarial losses	18	(5)	13	0.05
Restructuring, impairment, plant closing and transition costs	94	(26)	68	0.28
Adjusted(1)	$285	$(36)	$98	$0.40

Adjusted income tax expense			36
Net income attributable to noncontrolling interests, net of tax			10
Adjusted pre-tax income(1)			$144
Adjusted effective tax rate			25%

			Income Tax		Net Income		Diluted Income
	EBITDA		Expense		Attrib. to HUN Corp.		Per Share
	Six months ended		Six months ended		Six months ended		Six months ended
	June 30,		June 30,		June 30,		June 30,
In millions, except per share amounts, unaudited	2015	2014	2015	2014	2015	2014	2015	2014

GAAP(1)	$375	$588	$(36)	$(79)	$34	$173	$0.14	$0.71
Adjustments:
Acquisition and integration expenses, purchase accounting adjustments	21	17	(5)	(4)	16	13	0.06	0.05
Loss from discontinued operations, net of tax(3)	2	9	N/A	N/A	4	7	0.02	0.03
Loss (gain) on disposition of businesses/assets	1	(2)	—	1	1	(1)	—	—
Loss on early extinguishment of debt	23	—	(8)	—	15	—	0.06	—
Certain legal settlements and related expenses	2	2	(1)	—	1	2	—	0.01
Amortization of pension and postretirement actuarial losses	37	25	(10)	(8)	27	17	0.11	0.07
Restructuring, impairment, plant closing and transition costs	209	53	(54)	(14)	155	39	0.63	0.16
Adjusted(1)	$670	$692	$(114)	$(104)	$253	$250	$1.02	$1.02

Adjusted income tax expense					114	104
Net income attributable to noncontrolling interests, net of tax					20	13
Adjusted pre-tax income(1)					$387	$367
Adjusted effective tax rate					29%	28%

See end of press release for footnote explanations

Table 7 — Pro Forma (2) Reconciliation of U.S. GAAP to Non-GAAP Measures

	Pro Forma EBITDA
	Three months ended
	June 30,
In millions, except per share amounts, unaudited, pro forma	2015	2014

GAAP(1)	$216	$383
Adjustments:
Allocation of Rockwood general corporate overhead	—	7
Acquisition and integration expenses, purchase accounting adjustments	12	3
Loss from discontinued operations, net of tax(3)	1	2
Loss (gain) on disposition of businesses/assets	1	(2)
Loss on early extinguishment of debt	20	—
Certain legal settlements and related expenses	1	2
Amortization of pension and postretirement actuarial losses	19	13
Restructuring, impairment, plant closing and transition costs	115	13

Pro forma adjusted(2)	$385	$421

Pro Forma EBITDA
Three months ended
March 31,
In millions, except per share amounts, unaudited pro forma	2015

GAAP(1)	$159
Adjustments:
Acquisition and integration expenses, purchase accounting adjustments	9
Loss from discontinued operations, net of tax(3)	1
Loss on early extinguishment of debt	3
Certain legal settlements and related expenses	1
Amortization of pension and postretirement actuarial losses	18
Restructuring, impairment, plant closing and transition costs	94

Pro forma adjusted(2)	$285

	Pro Forma EBITDA
	Six months ended
	June 30,
In millions, except per share amounts, unaudited pro forma	2015	2014

GAAP(1)	$375	$691
Adjustments:
Allocation of general corporate overhead	—	14
Acquisition and integration expenses, purchase accounting adjustments	21	5
Loss from discontinued operations, net of tax(3)	2	9
Loss (gain) on disposition of businesses/assets	1	(2)
Loss on early extinguishment of debt	23	—
Certain legal settlements and related expenses	2	2
Amortization of pension and postretirement actuarial losses	37	27
Restructuring, impairment, plant closing and transition costs	209	53

Pro forma adjusted(2)	$670	$799

See end of press release for footnote explanations

Table 8 — Reconciliation of Net Income to EBITDA

	Three months ended			Six months ended
	June 30,		March 31,	June 30,
In millions, unaudited	2015	2014	2015	2015	2014

Net income attributable to Huntsman Corporation	$29	$119	$5	$34	$173
Interest expense	53	51	56	109	99
Income tax expense from continuing operations	34	43	2	36	79
Income tax expense (benefit) from discontinued operations(3)	1	(2)	1	2	(2)
Depreciation and amortization	99	116	95	194	239

EBITDA(1)	216	327	159	375	588

Pro forma adjustments to:
Net income attributable to Huntsman Corporation	—	23	—	—	38
Interest expense	—	8	—	—	23
Income tax expense from continuing operations	—	19	—	—	28
Depreciation and amortization	—	6	—	—	14

Pro forma EBITDA(2)	$216	$383	$159	$375	$691

See end of press release for footnote explanations

Table 9 — Selected Balance Sheet Items

	June 30,	March 31,	December 31,
In millions	2015	2015	2014
	(unaudited)	(unaudited)

Cash	$608	$1,003	$870
Accounts and notes receivable, net	1,754	1,668	1,707
Inventories	1,938	1,869	2,025
Other current assets	295	347	437
Property, plant and equipment, net	4,328	4,250	4,423
Other assets	1,655	1,614	1,540

Total assets	$10,578	$10,751	$11,002

Accounts payable	$1,209	$1,191	$1,275
Other current liabilities	786	754	790
Current portion of debt	127	529	267
Long-term debt	4,920	4,829	4,933
Other liabilities	1,694	1,675	1,786
Total equity	1,842	1,773	1,951

Total liabilities and equity	$10,578	$10,751	$11,002

Table 10 — Outstanding Debt

	June 30,	March 31,	December 31,
In millions	2015	2015	2014
	(unaudited)	(unaudited)

Debt:
Senior credit facilities	$2,509	$2,512	$2,528
Accounts receivable programs	217	214	229
Senior notes	1,884	1,862	1,596
Senior subordinated notes	198	493	531
Variable interest entities	165	198	207
Other debt	74	79	109

Total debt - excluding affiliates	5,047	5,358	5,200

Total cash	608	1,003	870

Net debt- excluding affiliates	$4,439	$4,355	$4,330

Table 11 — Summarized Statement of Cash Flows

	Three months ended	Six months ended
	June 30,	June 30,
In millions, unaudited	2015	2015	2014

Total cash at beginning of period(a)	$1,003	$870	$529

Net cash provided by (used in) operating activities	147	181	(17)
Net cash used in investing activities	(152)	(233)	(202)
Net cash (used in) provided by financing activities	(391)	(202)	103
Effect of exchange rate changes on cash	1	(7)	(1)
Change in restricted cash	—	(1)	—

Total cash at end of period(a)	$608	$608	$412

Supplemental cash flow information:
Cash paid for interest	$(67)	$(115)	$(91)
Cash paid for income taxes	(19)	(30)	(143)
Cash paid for capital expenditures	(147)	(296)	(214)
Depreciation and amortization	99	194	239

Changes in primary working capital:
Accounts and notes receivable	$(93)	$(142)	$(300)
Inventories	(47)	7	(109)
Accounts payable	14	12	94

Total cash used in primary working capital	$(126)	$(123)	$(315)

(a) Includes restricted cash.

Footnotes

(1)   We use EBITDA and adjusted EBITDA to measure the operating performance of our business.  We provide adjusted net income because we feel it provides meaningful insight for the investment community into the performance of our business.  We believe that net income (loss) attributable to Huntsman Corporation is the performance measure calculated and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) that is most directly comparable to EBITDA, adjusted EBITDA and adjusted net income.  Additional information with respect to our use of each of these financial measures follows:

EBITDA is defined as net income (loss) attributable to Huntsman Corporation before interest, income taxes, and depreciation and amortization. EBITDA as used herein is not necessarily comparable to other similarly titled measures of other companies. The reconciliation of EBITDA to net income (loss) attributable to Huntsman Corporation is set forth in Table 5 above.

Adjusted EBITDA is computed by eliminating the following from EBITDA:  (a) acquisition and integration expenses, purchase accounting adjustments; (b) loss (gain) on initial consolidation of subsidiaries; (c) EBITDA from discontinued operations; (d) loss (gain) on disposition of businesses/assets; (e) loss on early extinguishment of debt; (f) extraordinary loss (gain) on the acquisition of a business; (g) certain legal settlements and related expenses; (h) amortization of pension and postretirement actuarial losses (gains); and (i) restructuring, impairment, plant closing and transition costs (credits).  The reconciliation of adjusted EBITDA to EBITDA is set forth in Table 4 above.

Adjusted net income (loss) is computed by eliminating the after tax impact of the following items from net income (loss) attributable to Huntsman Corporation: (a) acquisition and integration expenses, purchase accounting adjustments; (b) impact of certain foreign tax credit elections; (c) loss (gain) on initial consolidation of subsidiaries; (d) loss (income) from discontinued operations; (e) discount amortization on settlement financing associated with the terminated merger; (f) loss (gain) on disposition of businesses/assets; (g) loss on early extinguishment of debt; (h) extraordinary loss (gain) on the acquisition of a business; (i) certain legal settlements and related expenses; (j) amortization of pension and postretirement actuarial losses (gains); and (k) restructuring, impairment, plant closing and transition costs (credits).   We do not adjust for changes in tax valuation allowances because we do not believe it provides more meaningful information than is provided under GAAP.  The reconciliation of adjusted net income (loss) to net income (loss) attributable to Huntsman Corporation common stockholders is set forth in Table 4 above.

(2)   Pro forma adjusted as if it had occurred at the beginning of the relevant period to (a) include the October 1, 2014 acquisition of the Performance Additives and Titanium Dioxide businesses of Rockwood Holdings, Inc.; (b) to exclude the related sale of our TR52 product line — used in printing inks — to Henan Billions Chemicals Co., Ltd. in December 2014; and (c) to exclude the allocation of general corporate overhead by Rockwood.

(3)   During the first quarter 2010 we closed our Australian styrenics operations; results from this business are treated as discontinued operations.

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated chemicals with 2014 revenues of approximately $13 billion including the acquisition of Rockwood’s performance additives and titanium dioxide businesses. Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 100 manufacturing and R&D facilities in more than 30 countries and employ approximately 16,000 associates within our 5 distinct business divisions. For more information about Huntsman, please visit the company’s website at www.huntsman.com.

Social Media:

Twitter: twitter.com/Huntsman_Corp
Facebook: www.facebook.com/huntsmancorp
LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements:

Statements in this release that are not historical are forward-looking statements. These statements are based on management’s current beliefs and expectations. The forward-looking statements in this release are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the company’s operations, markets, products, services, prices and other factors as discussed in the Huntsman companies’ filings with the U.S. Securities and Exchange Commission. Significant risks and uncertainties may relate to, but are not limited to, financial, economic, competitive, environmental, political, legal, regulatory and technological factors.  The company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by applicable laws.